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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                April 8, 1998



                               CINTAS CORPORATION
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             (Exact name of registrant as specified in its charter)



       Washington                   0-11399                     31-1188630
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(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)             File Number)            Identification No.)



6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio         45262-5737
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(Address of principal executive offices)                          Zip Code



Registrant's telephone number, including area code     (513) 459-1200
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         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets.


     On April 8, 1998, Cintas Corporation completed the acquisition of Uniforms To You and Company and certain of its affiliates ("UTY"), headquartered in Chicago, Illinois. Cintas paid an adjusted purchase price of $168,699,000 in the acquisition. The purchase price was paid with 3,959,262 shares of Cintas common stock based upon the average closing price of Cintas common stock over an agreed upon ten (10) day measurement period as set forth in an Agreement and Plan of Merger and Reorganization dated as of January 12, 1998, as amended. UTY designs, manufactures and provides uniforms to over twenty-five thousand customers in the food and hospitality, transportation and entertainment industries.

     The transaction will be accounted for as a pooling of interest and Cintas will restate its previously reported results to include the results of UTY.

     In the quarter ending May 31, 1998, UTY will record a large one-time expense coinciding with the effective date of the merger due to special charges which are triggered by this transaction. These one-time expenses should cause a dilutive impact of approximately $.03 per share on Cintas' expected fourth quarter earnings. However, including these one-time charges, Cintas' fiscal year 1998 results are expected to increase on a pro forma basis, by approximately $.02 per share. The Company expects that earnings will be positively impacted as a result of the acquisition for the fiscal year ending May 31, 1999 and thereafter.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. This Form 8-K contains forward-looking statements that reflect the Company's current views as to future events and financial performance with respect to the acquisition of UTY. These statements are subject to risks and uncertainties which could cause actual results to differ materially from those set forth in this Form 8-K. Factors that might cause such a difference include the possibility of greater than anticipated costs in closing the transaction, lower sales volumes for UTY customers, higher assumed sourcing or distribution costs of products sold to UTY customers and the reactions of competitors to the transaction in terms of price and service. Forward-looking statements speak only as of the date made. Cintas undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date of which they are made.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

     (a) and (b)   No financial statements and no pro forma financial
                   information are required under Regulation S-X.

     (c)           Exhibits

                   2. Agreement and Plan of Merger and Reorganization dated as of January 12, 1998






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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CINTAS CORPORATION.


Date: April 23, 1998               By: /s/ William C. Gale
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                                           William C. Gale, Vice President -
                                           Finance and Chief Financial Officer














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